================================================================================
   As filed with the Securities and Exchange Commission on December 18, 2000.
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    -----------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  -----------
                           Lennox International Inc.
             (Exact name of Registrant as specified in its charter)


                   Delaware                                     42-0991521
     (State or other jurisdiction                            (I.R.S. Employer
   of incorporation or organization)                      Identification Number)


                  2140 Lake Park Blvd., Richardson, Texas 75080
          (Address of principal executive offices, including zip code)
                                   -----------

                1998 Incentive Plan of Lennox International Inc.
                            (Full Title of the Plan)
                                   -----------

                              Carl E. Edwards, Jr.
                            Executive Vice President,
                          General Counsel and Secretary
                            Lennox International Inc.
                              2140 Lake Park Blvd.
                             Richardson, Texas 75080
                     (Name and address of agent for service)

                                 (972) 497-5000
          (Telephone number, including area code, of agent for service)
                                   -----------

CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                Proposed maximum       Proposed maximum
 Title of securities     Amount to be           offering price per     aggregate offering        Amount of
  to be registered       registered             share (2)              price (2)             registration fee


 Common Stock, par
 value $0.01per share    2,938,135 shares (1)   $7.88                  $23,152,504           $6113
 ============================================================================================================

----------

[FN]
     (1) Each share of Common Stock issued by the Registrant has one associated non-detachable right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock.

     (2) Calculated pursuant to Rule 457 (c) and (h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 15, 2000.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information concerning the 1998 Incentive Plan of Lennox International Inc. (the "Plan") required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended ("Securities Act"). In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Lennox International Inc. (the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement is being filed solely to register the issuance of up to 2,938,135 additional shares of the Company's Common Stock pursuant to the 1998 Incentive Plan of Lennox International Inc., as amended. The Company previously filed a Registration Statement on Form S-8 (File No. 333-83961) covering 4,603,500 shares of its Common Stock authorized for issuance under such Plan. Except as supplemented by the information set forth below, the contents of that earlier Registration Statement are incorporated herein by reference.

Item 5.   Interests of Named Experts and Counsel.

     Carl E. Edwards, Jr., the Executive Vice President, General Counsel and Secretary of the Company, has passed on the legality of the shares of Common Stock offered hereby for the Company. As of December 1, 2000, Mr. Edwards beneficially owned 157,174 shares of Common Stock and held options to purchase an additional 266,026 shares of Common Stock, of which options covering 101,216 shares were exercisable.

Item 8.        Exhibits.

4.1 - Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-75725) (the "S-1") and incorporated herein by reference)

4.2 - Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference)

4.3 - Specimen of certificate representing Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the S-1 and incorporated herein by reference)

4.4 - 1998 Incentive Plan of Lennox International Inc. (filed as Exhibit 10.8 to the S-1 and incorporated herein by reference)

4.5  - Amendment to 1998 Incentive Plan dated December 15, 2000

5    - Opinion of Carl E. Edwards,  Jr., Esq, Executive Vice President,  General
       Counsel and Secretary of the Company

23.1 - Consent of Arthur Andersen LLP.

23.2 - Consent of Carl E. Edwards, Jr., Esq. (included in Exhibit 5)

24   - Power of Attorney  (included on the execution  page of this  Registration
       Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 15th day of December 2000.

                           LENNOX INTERNATIONAL INC.



                           By: /s/ John W. Norris, Jr.
                               -------------------------------------------------
                               John W. Norris, Jr.
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lennox International Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, hereby constitutes and appoints John W. Norris, Jr., Robert E. Schjerven and Carl E. Edwards, Jr, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 15, 2000.

Signature                                                 Title


    /s/ John W. Norris, Jr.                       Chairman of the Board
------------------------------                    and Chief Executive Officer
John W. Norris, Jr.                               (Principal Executive Officer)


    /s/ Clyde W. Wyant                            Executive Vice President
------------------------------                    and Chief Financial Officer
Clyde W. Wyant                                    (Principal Financial Officer)



    /s/ John J. Hubbuch                           Vice President, Controller
------------------------------                    and Chief Accounting Officer
John J. Hubbuch                                   (Principal Accounting Officer)



    /s/ Linda G. Alvarado                         Director
------------------------------
Linda G. Alvarado


    /s/ David H. Anderson                         Director
------------------------------
David H. Anderson


    /s/ Richard W. Booth                          Director
------------------------------
Richard W. Booth


    /s/ Thomas W. Booth                           Director
------------------------------
Thomas W. Booth


    /s/ David V. Brown                            Director
------------------------------
David V. Brown


    /s/ James J. Byrne                            Director
------------------------------
James J. Byrne


    /s/ Janet K. Cooper                           Director
------------------------------
Janet K. Cooper

    /s/ Charles L. Henry                          Director
------------------------------
Charles L. Henry


    /s/ John E. Major                             Director
------------------------------
John E. Major


    /s/ Donald E. Miller                          Director
------------------------------
Donald E. Miller


    /s/ William G. Roth                           Director
------------------------------
William G. Roth


    /s/ Terry D. Stinson                          Director
------------------------------
Terry D. Stinson


    /s/ Richard L. Thompson                       Director
------------------------------
Richard L. Thompson

                                  EXHIBIT INDEX
Exhibit
Number                          Description

4.1 - Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-75725) (the "S-1") and incorporated herein by reference)

4.2 - Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference)

4.3 - Specimen of certificate representing Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the S-1 and incorporated herein by reference)

4.4 - 1998 Incentive Plan of Lennox International Inc. (filed as Exhibit 10.8 to the S-1 and incorporated herein by reference)

4.5  - Amendment to 1998 Incentive Plan dated December 15, 2000

5    - Opinion of Carl E. Edwards,  Jr., Esq, Executive Vice President,  General
       Counsel and Secretary of the Company

23.1 - Consent of Arthur Andersen LLP.

23.2 - Consent of Carl E. Edwards, Jr., Esq. (included in Exhibit 5)

24   - Power of Attorney  (included on the execution  page of this  Registration
       Statement)